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                                                                       Exhibit 5

                         NUTTER, McCLENNEN & FISH, LLP

                               ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS 02110-2699

          TELEPHONE: 617-439-2000             FACSIMILE: 617-973-9748


CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS




                                 April 16, 1998
                                   12856-55


Carey International, Inc.
4530 Wisconsin Avenue, N.W.
Washington, DC 20016

Gentlemen/Ladies:

    Reference is made to that certain Registration Statement on Form S-1 (the "Registration Statement"), and the Prospectus constituting Part I thereof (the "Prospectus"), which Carey International, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,486,300 shares of Common Stock, $.01 par value, of the Company (the "Shares"), consisting of (i) 1,350,000 shares of Common Stock to be sold by the Company,
(ii) 812,000 shares of Common Stock to be sold by the Selling Stockholders (as defined in the Prospectus) and (iii) 324,300 shares of Common Stock to be sold by the Company and certain Selling Stockholders if NationsBanc Montgomery Securities LLC and Wheat First Union, a division of Wheat First Securities, Inc., exercise in full an over-allotment option granted to such Underwriters.

    We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Restated Certificate of Incorporation of the Company, the Company's By-laws, the corporate records of the Company to the date hereof, certificates of public officials, and such other documents, records and materials as we have deemed necessary in connection with this opinion letter.

    Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that:

    1. The Shares, when issued and sold by the Company upon the terms described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; and






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Carey International, Inc.
April 16, 1998
Page 2




    2. The Shares to be sold by the Selling Stockholders have been duly and validly issued and are fully paid and non-assessable.

    We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offering and sale of the Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.


                                            Very truly yours,

                                            /s/  Nutter, McClennen & Fish, LLP

                                            Nutter, McClennen & Fish, LLP